TUBBY'S, INC.
                             LIST OF SUBSIDIARIES
                              NOVEMBER 30, 1996



                                  EXHIBIT 21


Name                                                   State of Incorporation
----                                                   ----------------------
Tubby's Sub Shop Advertising, Inc.                                  Michigan
The SubLine Company, Inc.                                           Michigan
Tubby's Company Stores, Inc.                                        Michigan
Tubby's Sub Shops, Inc.                                             Michigan

Name                                                   State of Partnership
----                                                   --------------------
The McTub Company                                                   Michigan